Electronic Articles of Incorporation For

P08000055074
FILED
June 05, 2008
Sec. Of State
tburch

XTRASAFE, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

XTRASAFE, INC.

Article II

The principal place of business address:

600 LEXINGTON AVE.
9TH FLOOR
NEW YORK, NY. US 10022

The mailing address of the corporation is:

600 LEXINGTON AVE.
9TH FLOOR
NEW YORK, NY. US 10022

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000.00

Article V

The name and Florida street address of the registered agent is:

AGENTS AND CORPORATIONS, INC
300 5TH AVENUE SOUTH
SUITE 101-330
NAPLES, FL. 34102

I certify that I am familiar with and accept the responsibilities of registered agent.

P08000055074
FILED
June 05, 2008
Sec. Of State
tburch

Registered Agent Signature: DAVID N. WILLIAMS

Article VI

The name and address of the incorporator is:

SIDNEY ZION
600 LEXINGTON AVE
9TH FLOOR
NEW YORK, NY 10022

Incorporator Signature: SIDNEY ZION

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
SIDNEY ZION
600 LEXINGTON AVE., 9TH FLOOR
NEW YORK, NY. 10022 US